UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, the Compensation Committee authorized the following with respect to the 2006 compensation of the company's named executive officers as defined in Regulation S-K Item 402(a)(3).

	2006 Salary	Bonus for 2005 Performance[1]	Shares of Restricted Stock[2]	Stock-settled Stock Appreciation Rights Granted[2]	2003-2005 Long Term Cash Performance Plan Payouts[3]

James W. Owens	$1,350,000	$1,384,605		300,000	$2,500,000
Stuart L. Levenick	$641,250	$504,425	1,000	105,000	$842,889
Douglas R. Oberhelman	$721,250	$589,321	1,000	110,000	$1,094,631
Gerald L. Shaheen	$721,250	$604,331		95,000	$1,094,631
Gérard L. Vittecoq[4]	$698,537	$583,023		95,000	$989,047
Steven H. Wunning	$657,750	$520,148		95,000	$902,756
[1]Granted under the Executive Short Term Incentive Compensation Plan (Ex.10.5 to 2004 10-K) and based on company performance versus profit per share and 6 Sigma value proposition metrics set by the Compensation Committee in February 2005.

[2]Granted under the 1996 Stock Option and Long Term Incentive Plan (Ex. 10.1 to the 2004 10-K).
[3]Granted under the 1996 Stock Option and Long Term Incentive Plan (Ex.10.1 to the 2004 10-K) and based on company performance from 2003 through 2005 against profit relative per share growth and return on equity metrics set by the Compensation Committee in February 2003.

[4]Estimated based on exchange rate for Swiss francs as of December 31, 2005.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

February 22, 2006	By:	/s/James B. Buda

James B. Buda
Vice President